UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2006

LINN ENERGY, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-51719	65-1177591
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 7000
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (281) 605-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On December 13, 2006, Linn Energy, LLC (“Linn”) announced that it has entered into definitive purchase agreements to acquire oil and gas properties in three separate transactions for an aggregate cash purchase price of $454 million.  The first transaction involves the acquisition of a private oil and gas company with operations in the Texas Panhandle (the “Texas Acquisition”) for $415 million in cash, including $20 million paid upon execution of the agreement which could be forfeited if the acquisition does not close.  In connection with the Texas Acquisition, the Company will also issue to the seller options to purchase 100,000 Linn units, with an exercise price of $25.50 per unit.  The options will be exercisable by the seller beginning one year after the closing.  The other transactions involve the acquisition of natural gas properties located in the Appalachian Basin for $39 million.  The closings of these acquisitions are subject to customary pre-closing purchase price adjustments.  Linn anticipates the acquisitions will close in the first quarter of 2007, subject to customary closing conditions.  There can be no assurance that all of the conditions to closing the acquisitions will be satisfied.  Linn’s obligation to close the Texas Acquisition is not conditioned on the receipt of financing.

Class C Unit and Common Unit Purchase Agreement

On December 13, 2006, Linn also executed unit purchase agreements for a private placement of $360 million of equity securities to third party investors, consisting of 6,650,144 Units and 7,465,946 Class C Units, or a total of 14,116,090 units, at a negotiated, blended price per unit of $25.50.  Management believes that the proceeds from this equity private placement, together with funds available under the Company’s credit facility, will fully fund the purchase price of the acquisitions and that additional equity financing will not be necessary.  The issuance of the Class C Units and Units is subject to customary closing conditions, including the closing of the Texas Acquisition, and there can be no assurance that all of the conditions to closing will be satisfied.

The Class C Units represent a class of equity securities that is entitled to a special quarterly distribution equal to 115% of the distribution received by the holders of Units, has no voting rights other than as required by law and is subordinated to the Units on dissolution and liquidation.  The Class C Units may convert into Units if the conversion is approved by a vote of Linn’s unitholders.  Linn has agreed to hold a meeting of its unitholders to consider this proposal as soon as reasonably practicable, but no later than June 30, 2007.  The Class C Units and Common Units will be issued and sold in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

On December 13, Linn issued a press release related to the acquisitions and related private placement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated into this Item 1.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 to this Current Report is hereby incorporated by reference into this Item 3.02.

Item 9.01               Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

99.1                                             Press Release of Linn Energy, LLC dated December 13, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date:	December 19, 2006	By:	/s/ Lisa D. Anderson
Lisa D. Anderson
Senior Vice President and Chief Accounting Officer
(As Duly Authorized Officer and Chief Accounting Officer)

EXHIBIT INDEX

99.1         Press Release of Linn Energy, LLC dated December 13, 2006.